Exhibit 99.1

Investview Announces the Private Repurchase of the Shares of Certain Company Co-Founders and Reduces Total Shares Issued and Outstanding by 20.24%

HAVERFORD, PA, Feb. 7, 2024 – Investview, Inc. (the “Company” or “Investview”), (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining, announced today that it has closed on the purchase in a private transaction of shares of its common stock under the terms of a Stock Purchase and Release Agreement dated February 6, 2024 (the “Agreement”).

Under the Agreement, Investview, in a private transaction, repurchased for surrender and cancellation, a total of 472,374,710 of its outstanding common shares (the “Shares”). This had the effect of reducing Investview’s outstanding capitalization from 2,333,356,496 to 1,860,981,786 common shares, a 20.24% decrease. The Shares were repurchased from Ryan Smith and Chad Miller and certain of their affiliates and family members, for an aggregate purchase price of $3,571,146. Messrs. Smith and Miller were two of the original co-founders, officers and directors of the Company who resigned from all offices and affiliations with the Company effective April 29, 2020. The Shares subject to purchase were being held by them subject to a lock-up with the Company that was scheduled to expire in April 2025.

Under the Agreement, the Shares were purchased at a price per share of $.007559985. This represented a discount of approximately 57.6% to the average market price of $.01782 at the time of the closing (calculated using the average of the closing price per share of the Company’s common stock as published by Bloomberg as of the end of each of the trading sessions within the thirty (30) calendar day period prior to the Effective Date.) The purchase price is payable over a two-year period in a series of eight (8) equal consecutive quarterly payments. The purchase price is expected to be paid out of existing cash resources and from cash flow generated through operations.

According to Company CEO, Victor Oviedo, “We continue to remain bullish on the outlook for Investview as we move into 2024 and believe our current share price does not reflect the long-term intrinsic value of the Company. When the opportunity to purchase this large a block of shares became available, we pursued it intently as we believe it represents a good balanced approach to capital allocation, and a unique opportunity to rationalize the use of our capital to purchase over 20% of our outstanding shares of our common stock at what we believe is very attractive pricing; particularly, considering the strategic initiatives that the Company is working on. Accordingly, we viewed this repurchase as an opportunistic way to use our existing cash resources strategically and in an accretive manner to add shareholder value by significantly reducing our outstanding capitalization at a discounted price to the market. Furthermore, when combined with another strategic repurchase transaction we implemented and announced during our third quarter of 2023, we have cumulatively repurchased approximately 775,293,933 or 29.4% of our issued and outstanding common shares at a blended discount of 54.40% to the then contemporaneous trading market. This had the effect of reducing Investview’s outstanding capitalization from 2,636,275,719 to 1,860,981,761 common shares.”

Mr. Oviedo continued, “we are pleased that the Company’s strong cash position and quarterly net cash flow provided by operating activities allows us to make strategic moves when opportunities arise. Whether it is the repurchasing of our stock, paying-off debt, investing in the expansion of our current business lines or acquiring a synergistic business, we have the financial capacity to execute quickly on such initiatives and plan to continue executing on such opportunities to add value for our shareholders.”

About Investview, Inc.

Investview, Inc., a Nevada corporation , a financial technology (FinTech) services company, operates two different businesses, including a Financial Education and Technology business that delivers a series of products and services involving financial education, digital assets and related technology, through a network of independent distributors; and a Blockchain Technology and Crypto Mining Products and Services business including leading-edge research, development and FinTech services involving the management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets. We also intend to develop a Brokerage and Financial Markets business by identifying potential acquisitions within the investment management and brokerage industries in order to, among other things, commercialize on the proprietary trading platform we acquired in September 2021. For more information on Investview, please visit: www.investview.com.

Forward-Looking Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Our forward-looking statements expect that we will be able to develop an investment management and brokerage businesses through acquisitive efforts, although there can be no assurance that we will be able to locate, or secure financing sufficient to acquire, one or more suitable acquisition targets within this business sector; particularly given the inability to secure FINRA consent on an aborted acquisition within the brokerage industry during 2022. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year-ended December 31, 2022, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Ralph R. Valvano

Phone Number: 732.889.4300

Email: pr@investview.com